Exhibit 4.1

WARRANT TO PURCHASE COMMON STOCK
NO. A-____	RIMROCK GOLD CORP.	________ Shares
___________, 2013

VOID AFTER 5:30 P.M., EASTERN
TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, RIMROCK GOLD CORP., a Nevada corporation f/k/a Tucana Lithium Corp., Inc. (the “Company”), hereby agrees to sell, at any time prior to 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined), to _______________________ or registered assigns (the “Holder”), __________ (______) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Shares”), at a purchase price of Thirty Cents ($0.30) per share (the “Warrant Price”), upon the terms and conditions set forth in this warrant (this “Warrant”).  The number of Warrant Shares to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.  The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.  This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Subscription Agreement dated as of the date hereof by and between the Company and the Holder and is one of a series of Warrants of like tenor to be issued to the investors participating in such offering.

1.           Exercise of Warrant.

a.           The Holder may exercise this Warrant according to its terms by (i) surrendering this Warrant, properly endorsed, to the Company at the address set forth in Section 11, (ii) delivering the Form of Exercise attached hereto to the Company, duly executed by the Holder, and (iii) payment in cash, certified check or bank draft to the Company of the aggregate Warrant Price for the number of Warrant Shares being purchased, prior to 5:30 p.m., Eastern Time, on _________, 2015 (the “Expiration Date”).

b.           This Warrant may be exercised in whole or in part, at any time following the issuance hereof, so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares.  If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chief Executive Officer, President or Chief Financial Officer of the Company.  The term Warrant as used herein shall include any subsequent Warrants issued as provided herein.

c.           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

d.           In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised.  The person or entity in whose name any certificate for the Warrant Shares is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.           Disposition of Warrant Shares and Warrant.

a.           The Holder hereby acknowledges that this Warrant and any Warrant Shares purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

b.           The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Shares unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion of counsel for the Company or of another counsel skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company, to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

c.           If, at the time of issuance of the Warrant Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear a legend reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.           Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.           Exchange, Transfer or Assignment of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.           Capital Adjustments.  This Warrant is subject to the following adjustments:

a.           Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

b.           Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

c.           Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(d) and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

d.           Warrant Price Adjustment.  Except as otherwise provided herein, whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter.

e.           Certain Shares Excluded.  The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

f.           Deferral and Cumulation of De Minimis Adjustments.  The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment.  In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

g.           Duration of Adjustment.  Following each computation or readjustment as provided in this Section 5, each new adjusted Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

7.           Redemption. This Warrant may be redeemed prior to the Expiration Date, at the option of the Company, at a price of $0.01 per Warrant Share (“Redemption Price”), upon not less than 10 days prior written notice (“Redemption Period”) to the Holder notifying the Holder of the Company’s intent to exercise such right and setting forth a time and date for such redemption; provided, however, that no redemption under this Section 7 may occur unless (i) the value weighted average price per share of the Company’s Common Stock is greater than $0.50 for any ten (10) consecutive trading days and (ii) at the date of redemption notice and during the entire Redemption Period there is an effective registration statement covering the resale of the Warrant Shares. This Warrant may be exercised by Holder, for cash, at any time after notice of redemption has been given by the Company and prior to the time and date fixed for redemption. On and after the redemption date, the Holder shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

8.           Notice to Holders.

a.           In case:

(i)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)          of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into a successor corporation, or any conveyance of all or substantially all of the assets of the Company to a successor corporation; or

(iii)         of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.           Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

9.           Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

10.         Warrant Holder Not a Stockholder.  The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

11.         Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

12.         Choice of Law.  THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

13.         Jurisdiction and Venue.  The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York City, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in New York City with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of the date first written above.

RIMROCK GOLD CORP.

By:
Name:
Title:

FORM OF EXERCISE
(to be executed by the registered holder hereof)

The undersigned hereby exercises the right to purchase ___________ shares of common stock, par value $0.001 per share (“Common Stock”), of Rimrock Gold Corp. evidenced by the within Warrant Certificate for a Warrant Price of $_______ per share and herewith makes payment of the purchase price in full of $__________ in cash.  Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated:____________________ , 201__ .

______________________________

Instructions for registration of stock

_____________________________
           Name (Please Print)

Social Security or other identifying Number:

Address:__________________________________
                      City/State and Zip Code

Instructions for registration of certificate representing
the unexercised balance of Warrants (if any)

_____________________________
Name (Please Print)

Social Security or other identifying Number: ___________

Address:____________________________________
                      City, State and Zip Code

FORM OF ASSIGNMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Rimrock Gold Corp. to which the within Warrant relates, and appoints _____________________ to transfer such right on the books of Rimrock Gold Corp. with full power of substitution in the premises.

Dated: ____________________	______________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_______________________________ (Address)

Signed in the presence of: __________________________